                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2) X

                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                 301 South College Street, 1 First Union Center,
                            Charlotte, North Carolina
                    (Address of Principal Executive Offices)

                                      28288
                                   (Zip Code)

                                    KTI, INC.

             (Exact name of registrant as specified in its charter)

                                   New Jersey
                            (State of Incorporation)

                                   22-2665282
                       (I.R.S Employer Identification No.)

                               7000 Boulevard East
                             Guttenberg, New Jersey
                                      07093
                                 (201) 854-7777

                    (Address of Principal Executive Offices)

                      8 3/4% Convertible Subordinated Notes
                         (Title of Indenture Securities)

1.       General information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject:

                  Comptroller of the Currency
                  United States Department of the Treasury
                  Washington, D.C. 20219

                  Federal Reserve Bank
                  Richmond, Virginia 23219

                  Federal Deposit Insurance Corporation
                  Washington, D.C. 20429

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

2.       Affiliations with obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3.       Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

         Not applicable - see answer to item 13.

4.       Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         Not applicable - see answer to item 13.

5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable - see answer to item 13.

6.       Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

         Not applicable - see answer to item 13.

7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

         Not applicable - see answer to item 13.

8. Securities of the obligor owned or held by the trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

         Not applicable - see answer to item 13.

9. Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

         Not applicable - see answer to item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         Not applicable - see answer to item 13.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

         Not applicable - see answer to item 13.

12.      Indebtedness of the obligor to the trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         Not applicable - see answer to item 13.

13.      Defaults by the obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None.

14.      Affiliations with the underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable - see answer to item 13.

15.      Foreign trustee.

         Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable - trustee is a national banking association organized under the laws of the United States.

16.      List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

       1. Copy of Articles of Association of the trustee as now in effect.*

  X    2.         Copy of the Certificate of the Comptroller of the Currency
                  dated March 4, 1998, evidencing the authority of the trustee to transact business.

  X    3.         Copy of the authorization of the trustee to exercise
                  fiduciary powers

       4.         Copy of existing by-laws of the trustee.*

       5. Copy of each indenture referred to in Item 4, if the obligor is in default, not applicable.

  X    6.         Consent of the trustee required by Section 321(b) of the
                  Act.

  X    7.         Copy of report of condition of the trustee at the close of business on March 31, 1998, published pursuant to the requirements of its supervising authority.

       8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act, not applicable.

       9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act, not applicable.

--------------------

         *Previously filed with the Securities and Exchange Commission on March 16, 1998 as an exhibit to Form T-1 in connection with Registration Statement No. 333-47985 and incorporated herein by reference.

                                      NOTE

         The trustee disclaims responsibIlity for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Miami and State of Florida, on the 1st day of May, 1998.


                                               FIRST UNION NATIONAL BANK




                                               By:/s/ Lisa Derryberry
                                                  --------------------------
                                                  Lisa Derryberry
                                                  Vice President

    [COMPTROLLER OF THE CURRENCY ADMINISTRATOR OF NATIONAL BANKS LETTERHEAD]


                                  CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "First Union National Bank," Charlotte, North Carolina, (Charter No. 22693) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                              IN TESTIMONY WHEREOF, I have hereunto
                              subscribed my name and caused my seal of
                              office to be affixed to these presents at the
                              Treasury Department in the City of
                              Washington and District of Columbia, this 4th
    [Seal                     day of March, 1998.
    of the
  Comptroller
    of the
   Currency]                  /s/ Eugene A. Ludwig
                              ----------------------------------
                              Comptroller of the Currency

    [COMPTROLLER OF THE CURRENCY ADMINISTRATOR OF NATIONAL BANKS LETTERHEAD]



                        Certificate of Fiduciary Powers

     I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

     1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

     2. "First Union National Bank," Charlotte, North Carolina, (Charter No. 22693), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate.

                              IN TESTIMONY WHEREOF, I have hereunto subscribed
                              my name and caused my seal of office to be affixed
                              to these presents at the Treasury Department in
                              the City of Washington and District of Columbia,
    [Seal                     this 4th day of March, 1998.
    of the
  Comptroller
    of the                    /s/ Eugene A. Ludwig
   Currency]                  -------------------------------------
                              Comptroller of the Currency

                                                                       EXHIBIT 6




                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issue of KTI, Inc. 8 3/4% Convertible Subordinated Notes, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         FIRST UNION NATIONAL BANK




                                         By:/s/ Lisa Derryberry
                                            -----------------------
                                            Lisa Derryberry
                                            Vice President

Miami, Florida
May 1, 1998

Legal Title of Bank:  First Union National Bank
Address:              Two First Union Center
City, State   Zip:    Charlotte, NC 28288-0201
FDIC Certificate No.: 04885

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
__________

                                                                                                             ----------
                                                                                                               C400   (-
                                                                                                 ------------ --------
                                                                  Dollar Amounts in Thousands     RCFD  Bil  Mil  Thou
------------------------------------------------------------------------------------------------- --------------------
ASSETS                                                                                            //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                      //////////////////
    a. Noninterest-bearing balances and currency and coin(1) ...................................  0081     7,346,667   1.a.
    b. Interest-bearing balances(2) ............................................................  0071        12,682   1.b.
 2. Securities:                                                                                   //////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..............................  1754     1,937,159   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................  1773    31,508,601   2.b.
 3. Federal funds sold and securities purchased under agreements to resell .....................  1350     4,501,133   3.
 4. Loans and lease financing receivables:                            --------------------------  //////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122      98,032,231   //////////////////   4.a.
    b. LESS: Allowance for loan and lease losses ...................  RCFD 3123       1,213,122   //////////////////   4.b.
    c. LESS: Allocated transfer risk reserve .......................  RCFD 3128               0   //////////////////   4.c.
    d. Loans and leases, net of unearned income,                      --------------------------  //////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................  2125    96,830,110   4.d.
 5. Trading assets (from Schedule RC-D) ........................................................  3545     3,818,431   5.
 6. Premises and fixed assets (including capitalized leases) ...................................  2145     2,660,908   6.
 7. Other real estate owned (from Schedule RC-M) ...............................................  2150       112,869   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...  2130       269,234   8.
 9. Customers' liability to this bank on acceptances outstanding ...............................  2155       575,447   9.
10. Intangible assets (from Schedule RC-M) .....................................................  2143     2,896,253  10.
11. Other assets (from Schedule RC-F) ..........................................................  2160     7,274,331  11.
12. Total assets (sum of items 1 through 11) ...................................................  2170   159,743,634  12.
                                                                                                 ----------------------

____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  First Union National Bank
Address:              Two First Union Center
City, State   Zip:    Charlotte, NC  28288-0201
FDIC Certificate No.: 04885

Schedule RC--Continued

                                                                                               ---------------------------
                                                                   Dollar Amounts in Thousands  ////// Bil Mil Thou
----------------------------------------------------------------------------------------------- --------------------------
LIABILITIES                                                                                     //////////////////
13. Deposits:                                                                                   //////////////////
                                                                                                RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) .....  2200   101,638,235  13.a.
                                                                                               ----------------------------
       (1) Noninterest-bearing(1) ................................   RECON 6631    19,061,893   //////////////////  13.a.(1)
       (2) Interest-bearing ......................................   RECON 6636    82,376,326   //////////////////  13.a.(2)
                                                                                               ----------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,       //////////////////
                                                                                                RCFN
       part II) ..............................................................................  2200    5,487,257   13.b.
                                                                                               ----------------------------
       (1) Noninterest-bearing ...................................   RCFN 6631         29,619   //////////////////  13.b.(1)
       (2) Interest-bearing ......................................   RCFN 6636      5,457,638   //////////////////  13.b.(2)
                                                                                               ----------------------------
                                                                                                RCFD
14. Federal funds purchased and securities sold under agreements to repurchase ...............  2800    24,525,121  14.
                                                                                                RCON
15. a. Demand notes issued to the U.S. Treasury ..............................................  2840       426,758  15.a.
                                                                                                RCFD
    b. Trading liabilities (from Schedule RC-D) ..............................................  3548     4,547,787  15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under                  //////////////////
    capitalized leases):                                                                        //////////////////
                                                                                                RCFD
    a. With remaining maturity of one year or less ...........................................  2332     3,391,194  16.a.
                                                                                                RCFD
    b. With remaining maturity of more than one year through three years .....................  A647       635,109  16.b.
                                                                                                RCFD
    c. With a remaining maturity of more than three years ....................................  A5410      416,618  16.c.
17. Not applicable                                                                              //////////////////
                                                                                                RCFD
18. Bank's liability on acceptances executed and outstanding .................................  2920       675,222  18.
                                                                                                RCFD
19. Subordinated notes and debentures (2) ....................................................  3200     2,797,773  19.
                                                                                                RCFD
20. Other liabilities (from Schedule RC-G) ...................................................  2930     3,662,892  20.
                                                                                                RCFD
21. Total liabilities (sum of items 13 through 20) ...........................................  2948   147,903,952  21.
22. Not applicable                                                                              //////////////////
EQUITY CAPITAL                                                                                  //////////////////
                                                                                                RCFD
23. Perpetual preferred stock and related surplus ............................................  3838       160,540  23.
                                                                                                RCFD
24. Common stock .............................................................................  3230        82,795  24.
                                                                                                RCFD
25. Surplus (exclude all surplus related to preferred stock)..................................  3839     8,532,323  25.
                                                                                                RCFD
26. a. Undivided profits and capital reserves ................................................  3632     2,823,904  26.a.
                                                                                                RCFD
    b. Net unrealized holding gains (losses) on available-for-sale securities ................  8434       240,120  26.b.
                                                                                                RCFD
27. Cumulative foreign currency translation adjustments ......................................  3284             0  27.
                                                                                                RCFD
28. Total equity capital (sum of items 23 through 27) ........................................  3210    11,839,682  28.
                                                                                                RCFD
29. Total liabilities and equity capital (sum of items 21 and 28) ............................  3300   159,743,634  29.
                                                                                               ---------------------------

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that                                         Number
    best describes the most comprehensive level of auditing work performed                                -----------------
    for the bank by independent external auditors as of any date during 1997 ......................  RCFD 6724      2  M.1.
                                                                                                          -----------------

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.